First Bancorp Announces Management Changes

Troy, N.C. – First Bancorp (NASDAQ – FBNC) (the “Company”) announced today that it will separate the offices of First Bancorp Chief Executive Officer and President of First Bank, the Company’s principal subsidiary. Effective June 11, 2012, Richard H. Moore is being named as the Company’s President and Chief Executive Officer. Jerry L. Ocheltree will continue to serve as President of First Bank.

Mr. Moore, age 51, a member of the Company’s board of directors since 2010, has been a managing director of Relational Investors LLC, a Registered Investment Advisor that advises large pension funds. Prior to joining Relational, Mr. Moore served two terms as State Treasurer of North Carolina. He also previously served as Chair of the North Carolina State Banking Commission. Mr. Moore served two terms on the Board of Executives of the New York Stock Exchange and continues to serve on the New York Stock Exchange Regulation Board. Mr. Moore was previously an Assistant U.S. Attorney and also practiced corporate, real estate and tax law for many years.

Thomas F. Phillips, Chairman of the Board of the Company, commented on the announcement, “These changes in our management structure will provide additional depth to a strong management team. Together, Richard and Jerry form an excellent team to lead First Bancorp into the future.” Mary Clara Capel, Chairman of the Board of First Bank, added, “The changes announced today will be a real positive for First Bank. Not only do we retain the leadership of an excellent banker in Jerry Ocheltree, but we will now have the sound guidance that Richard Moore has provided on our board available to us on a daily basis.”

Mr. Moore added his comments. “I am humbled and excited about the chance to help lead this Company. I look forward to working with Jerry and the rest of the team.” Mr. Ocheltree, commenting on the announcement, said “These changes should provide benefits to all who have an interest in the success of First Bancorp and First Bank. I know that Richard and I will work well together, and I believe our skill sets complement each other.”

First Bancorp is a bank holding company headquartered in Troy, North Carolina with total assets of approximately $3.3 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 97 branches, with 82 branches operating in North Carolina, 9 branches in South Carolina (Cheraw, Dillon, Florence, Latta, Jefferson, and Little River), and 6 branches in Virginia (Abingdon, Christiansburg, Dublin, Fort Chiswell, Radford, and Wytheville), where First Bank does business as First Bank of Virginia. First Bank also has a loan production office in Blacksburg, Virginia. First Bancorp’s common stock is traded on the NASDAQ Global Select Market under the symbol “FBNC.”

Please visit our website at www.FirstBancorp.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, the Company’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions. For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K.